Exhibit 4.7

THESE WARRANTS AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE APRIL 10, 2023.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE CANADIAN SECURITIES EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL APRIL 10, 2023 AND THEN ONLY IN ACCORDANCE WITH ALL APPLICABLE LAWS.

THE WARRANTS EVIDENCED HEREBY ARE EXERCISABLE AT OR BEFORE 5:00 P.M. (TORONTO TIME) ON THE EXPIRY DATE (AS DEFINED HEREIN) AFTER WHICH TIME THE WARRANTS EVIDENCED HEREBY SHALL BE DEEMED TO BE VOID AND OF NO FURTHER FORCE OR EFFECT.

WARRANTS TO PURCHASE UP TO ___,___ COMMON SHARES OF

TerrAscend Corp. (existing under the laws of Ontario)

Warrant Certificate Number – 2022-__-__ Number of Warrants represented by this certificate: ___,___

THIS CERTIFIES that, for value received, ___________, having its head office at ____________________________________________ (the "Holder"), is the registered holder of ___,___ warrants (collectively, the "Warrants"; each a "Warrant"), each Warrant entitling the Holder, subject to the terms and conditions set forth in this Warrant Certificate (the "Certificate"), to purchase from TerrAscend Corp. (the "Corporation"), one common share in the capital of the Corporation (a "Common Share"), at any time prior to 5:00 p.m. (Toronto time) on December 31, 2032 (the "Expiry Date"), at which time the Warrants evidenced by this Certificate shall become wholly void and the unexercised portion of the subscription right represented hereby will expire and terminate (the "Time of Expiry"), on payment of a price per Common Share equal to CAD$5.95, subject to adjustment as set forth herein (the "Exercise Price"). The number of Common Shares which the Holder is entitled to acquire upon exercise of the Warrants and the Exercise Price are subject to adjustment as hereinafter provided.

The Holder shall be entitled to the rights evidenced by this Certificate free from all equities and rights of set-off or counterclaim between the Corporation and the original or any interim holder and all persons may act accordingly and the receipt by the Holder of the Common Shares issuable upon exercise hereof shall be a good discharge to the Corporation.

1.
Exercise of Warrants.

(a)
Election to Purchase. The rights evidenced by this Certificate may be exercised by the Holder in whole or in part in accordance with the provisions hereof by delivery of an election to purchase in substantially the form attached hereto as Schedule 1 (the "Election to Purchase"), properly completed and executed, together with payment by wire transfer, certified cheque or bank draft of the Exercise Price for the number of Common Shares specified in the Election to Purchase, at the office of the Corporation at 3610 Mavis Road, Mississauga, Ontario, L5C 1W2 or such other address in Canada as may be notified in writing by the Corporation. In the event that the rights evidenced by this Certificate are exercised in part, the Corporation shall, contemporaneously with the issuance of the Common Shares issuable on the exercise of the Warrants so exercised, issue to the Holder a Warrant Certificate on identical terms in respect of that number of Common Shares in respect of which the Holder has not exercised the rights evidenced by this Certificate.

(b)
Exercise.

The Corporation shall, within two trading days after receiving a duly executed Election to Purchase and the Exercise Price for the number of Common Shares specified in the Election to Purchase (the "Exercise Date"), issue that number of Common Shares specified in the Election to Purchase.

(c)
Certificates and Electronic Deposits. As promptly as practicable after the Exercise Date (but no later than three business days after the Exercise Date), the Corporation shall, as specified by the Holder in the Election to Purchase, either

(i) issue and deliver to the Holder, registered in the name of the Holder, a certificate for the number of Common Shares issuable on exercise of the Warrants so exercised and a Certificate representing the balance of any unexercised Warrants, or (ii) in the case of the Common Shares, issue and cause to be deposited electronically with CDS Clearing and Depository Services Inc. ("CDS") through the book-based system administered by CDS using the "non- certificated inventory" issue process that number of Common Shares issuable on exercise of the Warrants so exercised and, in the case of the Warrants, a Certificate representing the balance of any unexercised Warrants. To the extent permitted by law, such exercise shall be deemed to have been effected as of the close of business on the Exercise Date, and at such time the rights of the Holder with respect to the number of Warrants which have been exercised as such shall cease, and the Common Shares and any unexercised Warrants shall then be issuable upon such exercise as outlined above and the Holder shall be deemed to have become the holder of record of the Common Shares and unexercised Warrants represented thereby. Notwithstanding the above, all Common Shares issued to a United States "accredited investor" as defined in Rule 501(a) of Regulation D under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), who is not a "qualified institutional buyer" (as that term is used in Rule 144A of the U.S. Securities Act), will be evidenced by physical certificates.

(d)
Fractional Common Shares. No fractional Common Shares shall be issued upon exercise of the Warrants represented by this Certificate.

(e)
Adjustments. The subscription rights in effect under the Warrants for Common Shares issuable upon the exercise of the Warrants shall be subject to adjustment from time to time as follows:

(i)
If, at any time from the date hereof until the Time of Expiry (the "Adjustment Period"), the Corporation shall:

(A)
subdivide, re-divide or change its outstanding Common Shares and/or its non-voting and non-participating exchangeable shares in the capital of the Corporation (the "Exchangeable Shares") into a greater number of Common Shares or Exchangeable Shares;

(B)
reduce, combine or consolidate its outstanding Common Shares and/or Exchangeable Shares into a lesser number of Common Shares or Exchangeable Shares; or

(C)
issue Common Shares and/or Exchangeable Shares to all or substantially all of the holders of Common Shares or Exchangeable Shares by way of stock dividend or other distribution (other than, if applicable, a dividend paid in the ordinary course or a distribution of Common Shares and/or Exchangeable Shares upon the exercise of warrants, options, restricted share units or other exchangeable or convertible securities of the Corporation);

(any of such events in subsections 1(e)(i)(A), 1(e)(i)(B) or 1(e)(i)(C) being called a "Common Share Reorganization") then, in each such event, the Exercise Price shall be adjusted as of the effective date or record date of such Common Share Reorganization, as the case may be, and shall, in the case of the events referred to in (A) or (C) above, be decreased in proportion to the increase in the number of outstanding Common Shares and/or Exchangeable Shares resulting from such subdivision, re-division, change or distribution, or shall, in the case of the events referred to in (B) above, be increased in proportion to the decrease in the number of outstanding Common Shares and/or Exchangeable Shares resulting from such reduction, combination or consolidation, in each case by multiplying the Exercise Price in effect immediately prior to such effective date or record date by a fraction, the numerator of which shall be the number of Common Shares outstanding on such effective date or record date before giving effect to such Common Share Reorganization and the denominator of which shall be the number of Common Shares outstanding as of the effective date or record date after giving effect to such Common Share Reorganization. Such adjustment shall be made successively whenever any event referred to in this subsection 1(e)(i) shall occur. Upon any adjustment of the Exercise Price pursuant to subsection 1(e)(i), the Exchange Rate (as defined below) shall be contemporaneously adjusted by multiplying the number of Common Shares theretofore obtainable on the exercise thereof by a fraction of which the numerator shall be the Exercise Price in effect immediately prior to such adjustment and the denominator shall be the Exercise Price resulting from such adjustment. "Exchange Rate" means the number of Common Shares subject to the right of purchase under each Warrant, which, as of the date hereof, is one (1) Common Share for one (1) Warrant.

(ii)
If and whenever at any time during the Adjustment Period, the Corporation shall fix a record date for the issuance of rights, options or warrants to all or substantially all the holders of its outstanding Common Shares and/or Exchangeable Shares entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Common Shares and/or Exchangeable Shares (or securities convertible or exchangeable into Common Shares and/or Exchangeable Shares) at a price per Common Share (or having a conversion or exchange price per Common Share) less than 95% of the Current Market Price (as defined below) on the date of announcement of such issuance (a "Rights Offering"), the Exercise Price shall be adjusted immediately after such record date so that it shall equal the amount determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares and/or Exchangeable Shares outstanding on such record date plus a number of Common Shares and/or Exchangeable Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Common Shares and/or Exchangeable Shares offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) by the Current Market Price, and of which the denominator shall be the total number of Common Shares and/or Exchangeable Shares outstanding on such record date plus the total number of additional Common Shares and/or Exchangeable Shares offered for subscription or purchase or into which the convertible or exchangeable securities so offered are convertible or exchangeable. Any Common Shares and/or Exchangeable Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that no such rights or warrants are exercised prior to the expiration thereof, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or, if any such rights or warrants are exercised, to the Exercise Price which would then be in effect based upon the number of Common Shares and/or Exchangeable Shares (or securities convertible or exchangeable into Common Shares) actually issued upon the exercise of such rights or warrants, as the case may be. Upon any adjustment of the Exercise Price pursuant to this subsection 1(e)(ii), the Exchange Rate will be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Exchange Rate in effect on such record date by a fraction, of which the numerator shall be the Exercise Price in effect immediately prior to such adjustment and the denominator shall be the Exercise Price resulting from such adjustment.

(iii)
If and whenever at any time during the Adjustment Period the Corporation shall fix a record date for the making of a distribution to all or substantially all the holders of its outstanding Common Shares and/or Exchangeable Shares of (i) securities of any class, whether of the Corporation or any other entity (other than Common Shares and/or Exchangeable Shares), (ii) rights, options or warrants to subscribe for or purchase Common Shares and/or Exchangeable Shares (or other securities convertible into or exchangeable for Common Shares and/or Exchangeable Shares), other than pursuant to a Rights Offering; (iii) evidences of its indebtedness or (iv) any cash, securities or other property or other assets (other than, if applicable, dividends paid in the ordinary course) and if such issue or distribution does not constitute a Common Share Reorganization, a Rights Offering or a distribution of Common Shares upon the exercise of Warrants or any outstanding options, then, in each such case, the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares and/or Exchangeable Shares outstanding on such record date multiplied by the Current Market Price on such record date, less the excess, if any, of the fair market value on such record date, as determined by the directors of the Corporation, acting reasonably (whose determination shall be conclusive, subject to stock exchange approval), of such cash, securities or other property or other assets so issued or distributed over the fair market value of any consideration received therefor by the Corporation from the holders of the Common Shares and/or Exchangeable Shares, and of which the denominator shall be the total number of Common Shares and/or Exchangeable Shares outstanding on such record date multiplied by the Current Market Price. Any Common Shares and/or Exchangeable Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that such distribution is not so made, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed. Upon any adjustment of the Exercise Price pursuant to this subsection 1(e)(iii), the Exchange Rate will be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Exchange Rate in effect on such record date by a fraction, of which the numerator shall be the Exercise Price in effect immediately prior to such adjustment and the denominator shall be the Exercise Price resulting from such adjustment.

(iv)
If and whenever at any time during the Adjustment Period, there is a reclassification of the Common Shares and/or Exchangeable Shares or a capital reorganization of the Corporation other than as described in subsection 1(e)(i) or a consolidation, amalgamation, arrangement or merger of the Corporation with or into any other body corporate, trust, partnership or other entity, or a sale or conveyance of the property and assets of the Corporation as an entirety or substantially as an entirety to any other body corporate, trust, partnership or other entity, any Holder that has not exercised its Warrants prior to the effective date of such reclassification, capital reorganization, consolidation, amalgamation, arrangement or merger, sale or conveyance, upon the exercise of such Warrant thereafter, shall be entitled to receive upon payment of the Exercise Price and shall accept, in lieu of the number of Common Shares that prior to such effective date the Holder would have been entitled to receive the number of shares or other securities or property of the Corporation or of the body corporate, trust, partnership or other entity resulting from such merger, amalgamation or consolidation, or to which such sale or conveyance may be made, as the case may be, that such Holder would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, arrangement or merger, sale or conveyance, if, on the effective date thereof, as the case may be, the Holder had been the registered holder of the number of Common Shares to which prior to such effective date it was entitled to acquire upon the exercise of the Warrants. If determined appropriate by the Corporation, relying on advice of legal counsel, to give effect to or to evidence the provisions of this subsection 1(e)(iv), the Corporation, its successor, or such purchasing body corporate, partnership, trust or other entity, as the case may be, shall, prior to or contemporaneously with any such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance, enter into an agreement or certificate which shall provide, to the extent possible, for the application of the provisions set forth in this Certificate with respect to the rights and interests thereafter of the Holder to the end that the provisions set forth in this Certificate shall thereafter correspondingly be made applicable, as nearly as may reasonably be, with respect to any shares, other securities or property to which the Holder is entitled on the exercise of its acquisition rights thereafter. Any agreement or certificate entered into between the Corporation, any successor to the Corporation or such purchasing body corporate, partnership, trust or other entity and the Holder shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this subsection 1(e) and which shall apply to successive reclassifications, capital reorganizations, amalgamations, consolidations, mergers, sales or conveyances arrangements.

(v)
If and whenever at any time during the Adjustment Period the Corporation or a subsidiary of the Corporation shall make an issuer bid or a tender or exchange offer (other than an odd lot offer or a normal course issuer bid) to all or substantially all of the holders of Common Shares and/or

Exchangeable Shares for all or any portion of the Common Shares and/or Exchangeable Shares where the cash and the value of any other consideration included in such payment per Common Share and/or Exchangeable Shares exceeds the Current Market Price on the trading day immediately preceding the commencement of the issuer bid or tender or exchange offer (any such issuer bid or tender or exchange offer being called an "Issuer Bid"), the Exercise Price shall be adjusted to a price determined by multiplying the applicable Exercise Price in effect on the date of the completion of such Issuer Bid by a fraction, the numerator of which shall be the product of (A) the number of Common Shares and/or Exchangeable Shares outstanding immediately prior to the completion of the Issuer Bid (without giving effect to any reduction in respect of any tendered or exchanged shares) and (B) the Current Market Price on the trading day immediately preceding the commencement of the Issuer Bid, and the denominator of which shall be the sum of (A) the fair market value (determined by the board of directors of the Corporation, acting reasonably and in good faith) of the aggregate consideration paid by the Corporation or subsidiary to holders of Common Shares and/or Exchangeable Shares upon the completion of such Issuer Bid, and (B) the product of (I) the difference between the number of Common Shares and/or Exchangeable Shares outstanding immediately prior to the completion of the Issuer Bid (without giving effect to any reduction in respect of tendered or exchanged shares) and the number of Common Shares and/or Exchangeable Shares actually purchased by the Corporation or subsidiary pursuant to the Issuer Bid, and

(II) the Current Market Price on the trading day immediately preceding the commencement of the Issuer Bid.

(vi)
In any case in which this subsection 1(e) shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such event, issuing to the Holder of any Warrant exercised after the record date and prior to completion of such event the additional Common Shares issuable by reason of the adjustment required by such event before giving effect to such adjustment; provided, however, that the Corporation shall deliver to the Holder an appropriate instrument evidencing the Holder's right to receive such additional Common Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Common Shares and/or Exchangeable Shares declared in favour of holders of record of Common Shares and/or Exchangeable Shares on and after the relevant date of exercise or such later date as the Holder would, but for the provisions of this subsection 1(e)(vi), have become the holder of record of such additional Common Shares pursuant to this subsection 1(e).

(vii)
In any case in which subsection 1(e)(i)(C), subsection 1(e)(ii) or subsection 1(e)(iii) require that an adjustment be made to the Exercise Price, no such adjustment shall be made if the Holder of the outstanding Warrants receives, subject to any required stock exchange or regulatory approval, the rights or warrants referred to in subsection 1(e)(i)(C), subsection 1(e)(ii) or the shares, rights, options, warrants, evidences of indebtedness or assets referred to in subsection 1(e)(iii), as the case may be, in such kind and number as they would have received if they had been holders of Common Shares on the applicable record date or effective date, as the case may be, by virtue of their outstanding Warrants having then been exercised into Common Shares at the Exercise Price in effect on the applicable record date or effective date, as the case may be.

(viii)
Each Common Share issued upon exercise of Warrants shall be entitled to receive, in addition to any Common Shares received in connection with such exercise, rights under the shareholder rights plan or equivalent plan, if any, and the certificates (if applicable) representing the Common Shares issued upon such exercise shall bear such legends, if any, in each case as may be provided by the terms of any shareholder rights plan or equivalent plan adopted by the Corporation, as the same may be amended from time to time, and the Exercise Price shall not be adjusted in connection therewith. If prior to any exercise of Warrants, however, such rights have separated from the Common Shares in accordance with the provisions of the applicable shareholder rights agreement, the Exercise Price shall be adjusted at the time of separation as if the Corporation distributed to all holders of Common Shares, rights options or warrants as described in subsection 1(e)(iii), subject to readjustment in the event of the expiration, termination or redemption of such rights.

(ix)
The adjustments provided for in this subsection 1(e) are cumulative, and shall, in the case of adjustments to the Exercise Price be computed to the nearest whole cent and shall apply to successive subdivisions, re-divisions, reductions, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this subsection 1(e), provided that, notwithstanding any other provision of this Section, no adjustment of the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Exercise Price then in effect or the number of Common Shares issuable upon the exercise of a Warrant by at least one one-hundredth of a Common Share; provided, however, that any adjustments which by reason of this subsection 1(e)(ix) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(x)
After any adjustment pursuant to this subsection 1(e), the term "Common Shares", where used in this Certificate, shall be interpreted to mean securities of any class or classes which, as a result of such adjustment and all prior adjustments pursuant to this subsection 1(e), the Holder is entitled to receive upon the exercise of Warrants, and the number of Common Shares indicated by any exercise made pursuant to a Warrant shall be interpreted to mean the number of Common Shares or other property or securities the Holder is entitled to receive, as a result of such adjustment and all prior adjustments pursuant to this subsection 1(e), upon the full exercise of a Warrant.

(xi)
All Common Shares or shares of any class or other securities, which the Holder is at the time in question entitled to receive on the exercise of its Warrant, whether or not as a result of adjustments made pursuant to this subsection 1(e), shall, for the purposes of the interpretation of this Certificate, be deemed to be Common Shares which such Holder is entitled to acquire pursuant to such Warrant.

(xii)
Notwithstanding anything in this subsection 1(e), no adjustment shall be made in the acquisition rights attached to the Warrants if the issue of Common Shares is being made pursuant to this Certificate or in connection with (a) any share incentive plan or restricted share unit plan or share purchase plan in force from time to time for directors, officers, employees, consultants or other service providers of the Corporation; or (b) the satisfaction of existing instruments issued as of the date hereof.

(xiii)
As a condition precedent to the taking of any action which would require an adjustment in any of the acquisition rights pursuant to any of the Warrants, including the number of Common Shares which are to be received upon the exercise thereof, the Corporation shall take any action which may, in the opinion of legal counsel, be necessary in order that the Corporation has unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the Common Shares which the holders of such Warrants are entitled to receive on the full exercise thereof in accordance with the provisions hereof.

(xiv)
The Corporation shall from time to time promptly after the occurrence of any event which requires an adjustment or readjustment as provided in subsection 1(e), deliver a certificate of the Corporation to the Holder specifying the nature of the event requiring the same and the amount of the adjustment or readjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

(xv)
The Corporation covenants to and in favour of the Holder that so long as this Warrant remains outstanding, it will give notice to the Holder of the effective date or of its intention to fix a record date for any event referred to in this subsection 1(e) whether or not such action would give rise to an adjustment in the Exercise Price or the number and type of securities issuable upon the exercise of the Warrants, and, in each case, such notice shall specify the particulars of such event and the record date and the effective date for such event; provided that the Corporation shall only be required to specify in such notice such particulars of such event as have been fixed and determined on the date on which such notice is given. Such notice shall be given not less than 14 days in each case prior to such applicable record date or effective date.

(xvi)
The Corporation covenants with the Holder that it will not close its transfer books or take any other corporate action which might deprive the Holder of the opportunity to exercise its right of acquisition hereunder during the period of 10 business days after the giving of the certificate set forth in subsection 1(e)(xiii).

(xvii)
If the Corporation, after the date hereof, shall take any action affecting the Common Shares other than action described in subsection 1(e), which in the reasonable opinion of the directors of the Corporation would materially affect the rights of the Holder, the Exercise Price and/or the Exchange Rate, the number of Common Shares which may be acquired upon exercise of the Warrants shall be adjusted in such manner and at such time, by action of the directors, acting reasonably and in good faith, in their sole discretion as they may determine to be equitable to the Holder in the circumstances, provided that no such adjustment will be made unless any requisite prior approval of any stock exchange on which the Common Shares are listed for trading has been obtained. No adjustments shall be made pursuant to this subsection 1(e) if the Holder is entitled to participate in any event described in this subsection 1(e) on the same terms, mutatis mutandis, as if the Holder had exercised their Warrants prior to, or on the effective date or record date (as applicable) of, such event.

(xviii)
If at any time a question or dispute arises with respect to adjustments provided for in this subsection 1(e), such question or dispute will be conclusively determined by the auditor of the Corporation or, if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by action of the directors of the Corporation and any such determination, subject to regulatory approval and absent manifest error, will be binding upon the Corporation and the Holder. The Corporation will provide such auditor or chartered accountant with access to all necessary records of the Corporation.

(f)
Shares to be Reserved. The Corporation will at all times keep available and reserve out of its authorized Common Shares, solely for the purpose of issuing upon the exercise of the Warrants, such number of Common Shares as shall then be issuable upon the exercise of the Warrants. The Corporation covenants and agrees that all such Common Shares which shall be so issuable will, upon issuance and receipt of the Exercise Price therefore, be duly authorized and issued as fully paid and non-assessable. The Corporation will take all such actions as may be necessary to ensure that all such Common Shares may be so issued without violation of any applicable requirements of any exchange upon which the Common Shares may be listed or in respect of which the Common Shares are qualified for unlisted trading privileges. The Corporation will take all such actions as are within its power to ensure that all such Common Shares may be so issued without violation of any applicable law.

(g)
Issue Tax. Upon the exercise of Warrants, the issuance of certificates, if any, for the Common Shares and the issuance of Certificates for any unexercised Warrants shall be made without charge to the Holder, including for any issuance tax in respect thereto, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate(s) in a name other than that of the Holder.

(h)
Listing. The Corporation will, at its expense and as expeditiously as possible, use its reasonable commercial efforts to cause all Common Shares issuable upon the exercise of the Warrants to be duly listed on the Canadian Securities Exchange and/or any other stock exchange upon which the Common Shares may be then listed prior to the issuance of such Common Shares.

(i)
Current Market Price. For the purposes of any computation hereunder, the "Current Market Price" at any date shall be the volume-weighted average price ("VWAP") per Common Share for the 20 consecutive trading days ending five

(5) trading days prior to the relevant date on the most senior stock exchange in Canada on which the Common Shares may then be listed and on which there is the greatest volume of trading of the Common Shares for such 20 day period, or, if the Common Shares or any other security in respect of which a determination of Current Market Price is being made are not listed on any stock exchange, which includes the Canadian Securities Exchange, the Current Market Price shall be determined in good faith by the directors of the Corporation, which determination shall be conclusive, absent fraud or manifest error. The VWAP shall be determined by dividing the aggregate sale price of all such Common Shares sold on the said exchange during the said 20 consecutive trading days by the total number of such Common Shares so sold.

2.
Transfer of Warrants. Subject to applicable securities laws, the Warrants represented by this Certificate are transferable by the Holder to any person, upon delivery of this Certificate and a duly executed transfer form in substantially the form attached hereto as Schedule 2 (the "Transfer Form") or such other instrument of transfer in such form as the Corporation may from time to time prescribe and delivered to the Corporation. The Warrants may be offered, sold, pledged or otherwise transferred only: (A) to the Corporation, (B) pursuant to an effective registration statement under the U.S. Securities Act, (C) in accordance with Rule 144A under the U.S. Securities Act, if available, and in compliance with applicable state securities laws, (D) outside the United States in accordance with the provisions of Rule 904 of Regulation S under the U.S. Securities Act, if available, or (E) in a transaction that does not otherwise require registration under the

U.S. Securities Act or any applicable state securities laws. No transfer of the Warrants represented by this Certificate shall be made if in the opinion of counsel to the Corporation such transfer would result in the violation of any applicable securities laws. Subject to the foregoing, the Corporation shall issue and mail as soon as practicable, and in any event within five business days of such delivery, a new Certificate registered in the name of the transferee or as the transferee may direct and shall take all other necessary actions to effect the transfer as directed. Upon the transfer of any Warrant in accordance with the terms hereof, the Corporation shall enter the name of the transferee in the register as the registered holder of such transferred Warrants.

3.
U.S. Registration.

(a)
Neither the Warrants represented by this Certificate nor the Common Shares issuable upon exercise hereof have been or will be registered under the U.S. Securities Act nor under the securities laws of any state of the United States. The Warrants represented by this Certificate may only be exercised by or on behalf of a holder who, at the time of exercise, either:

(i)
(A) is not, and is not exercising the Warrant for the account or benefit of, a

U.S. person or a person in the United States;

(A)
did not execute or deliver the exercise form while in the United States;

(B)
delivery of the Common Shares will not be to an address in the United States; and

(C)
has in all other respects complied with the terms of Regulation S of the U.S. Securities Act; or

(ii)
is the original subscriber for the Warrants, on its own behalf or on behalf of the original beneficial purchaser (if any), it and such beneficial purchaser (if any) are "accredited investors" that satisfy one or more of the criteria set forth in Rule 501(a) of Regulation D under the U.S. Securities Act, it delivered a U.S. Accredited Investor Certificate to the Corporation in connection with the subscription for securities pursuant to which the Warrants were acquired, and the representations, warranties and covenants made by the undersigned therein are true and correct on the date of exercise of the Warrants in respect to the exercise of the Warrants and it represents to the Corporation as such; or

(iii)
is the original subscriber of the Warrants and is exercising the Warrants solely for its own account or for the account of the original beneficial owner, if any, and for whose account such original purchaser exercises sole investment discretion; each of it and any beneficial owner was on the date the Warrants were purchased from the Corporation, and is on the date of exercise of the Warrants, a "qualified institutional buyer" (as that term is used in Rule 144A of the U.S. Securities Act and is also an "accredited investor" that satisfies one or more of the criteria set forth in Rule 501(a) of Regulation D under the U.S. Securities Act) and all the representations, warranties and covenants agreed upon or made by the Holder, or any beneficial purchaser, as the case may be during the purchase of the Warrants from the Corporation continue to be true and correct as of the date of exercise; or

(iv)
is tendering with the exercise form a written opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation to the effect that the Common Shares to be delivered upon exercise of the Warrants have been registered under the U.S. Securities Act and all applicable state securities laws of the United States or are exempt from such registration requirements.

"U.S. person" and "United States" are as defined in Regulation S under the U.S. Securities Act.

(b)
All certificates representing Common Shares issued to persons who exercise the Warrants pursuant to subparagraphs 3(a)(ii) or 3(a)(iv) above on the exercise of the rights represented by this Certificate will, unless such Common Shares are registered under the U.S. Securities Act and the securities laws of all applicable states of the United States bear the following legend:

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR U.S. STATE SECURITIES LAWS. BY PURCHASING OR OTHERWISE HOLDING SUCH SECURITIES, THE HOLDER AGREES FOR THE BENEFIT OF TERRASCEND CORP. (THE "CORPORATION") THAT THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE CORPORATION; OR (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS; OR (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT PROVIDED BY (I) RULE 144 OR (II) RULE 144A THEREUNDER, IF AVAILABLE, AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS; OR

(D)
IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS; OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT, PROVIDED THAT, IN THE CASE OF TRANSFERS PURSUANT TO (C)(I) OR (D) ABOVE, THE HOLDER HAS, PRIOR TO SUCH TRANSFER, FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE CORPORATION. DELIVERY OF THIS CERTIFICATE MAY NOT

CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA."

provided, that if the Common Shares are being sold outside the United States in compliance with the requirements of Rule 904 of Regulation S, the legend set forth above may be removed by providing an executed declaration to the registrar and transfer agent of the Corporation and to the Corporation, in such form as the Corporation may prescribe from time to time and, if requested by the Corporation or the registrar and transfer agent, an opinion of counsel of recognized standing in form and substance satisfactory to the Corporation and the registrar and transfer agent to the effect that such sale is being made in compliance with Rule 904 of Regulation S; and

provided further, that if any of the Common Shares are being sold pursuant to Rule 144 under the U.S. Securities Act and in compliance with any applicable state securities laws, the legend may be removed by delivery to the Corporation's registrar and transfer agent of an opinion satisfactory to the Corporation and its registrar and transfer agent to the effect that the legend is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws.

4.
Replacement. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Certificate and, if requested by the Corporation, upon delivery of a bond of indemnity satisfactory to the Corporation (or, in the case of mutilation, upon surrender of this Certificate), the Corporation will issue to the Holder a replacement Certificate (containing the same terms and conditions as this Certificate), without expense to Holder.

5.
Expiry Date. The Warrants represented by this Certificate shall expire and all rights to purchase Common Shares hereunder shall cease and become null and void at 5:00 p.m. (Toronto time) on the Expiry Date.

6.
Successor Corporations.

(a)
The Corporation shall not enter into any transaction whereby all or substantially all of its undertaking, property and assets would become the property of any other corporation (herein called a "successor corporation") whether by way of reorganization, reconstruction, consolidation, amalgamation, merger, transfer, sale, disposition or otherwise, unless prior to or contemporaneously with the consummation of such transaction the Corporation and the successor corporation shall have executed such instruments and done such things as the Corporation, acting reasonably, considers necessary or advisable to establish that upon the consummation of such transaction:

(i)
the successor corporation will have assumed all the covenants and obligations of the Corporation under this Certificate; and

(ii)
the Warrants and the terms set forth in this Certificate will be a valid and binding obligation of the successor corporation entitling the Holder, as against the successor corporation, to all the rights of the Holder under this Certificate.

(b)
Whenever the conditions of subsection 6(a) shall have been duly observed and performed, the successor corporation shall possess, and from time to time may exercise, each and every right and power of the Corporation under this Certificate in the name of the Corporation or otherwise and any act or proceeding by any provision hereof required to be done or performed by any director or officer of the Corporation may be done and performed with like force and effect by the like directors or officers of the successor corporation.

7.
Covenants and Compliance Obligations. So long as any Warrants remain outstanding the Corporation covenants that:

(a)
it shall do or cause to be done all things necessary to preserve and maintain its corporate existence and its status as a reporting issuer not in default in the Provinces of British Columbia, Alberta and Ontario; and

(b)
if the issuance of the Common Shares upon the exercise of the Warrants requires any filing or registration with or approval of any Canadian securities regulatory authority or other Canadian governmental authority or compliance with any other requirement under any Canadian law before such Common Shares may be validly issued, the Corporation agrees to take such actions as may be necessary to secure such filing, registration, approval or compliance, as the case may be.

8.
Governing Law. The laws of the Province of Ontario and the federal laws of Canada applicable therein shall govern the Warrants.

9.
Successors. This Certificate shall inure to the benefit of the Holder and its successors or assigns and shall be binding on the Corporation and its successors.

10.
General. All amounts of money referred to in this Certificate are expressed in lawful money of Canada.

11.
Signature and Electronic Copies. This Certificate may, if agreed by the Holder, be signed digitally or by other electronic means, which shall be deemed to be an original and shall be deemed to have the same legal effect and validity as a certificate bearing an original signature. A signed copy of this Certificate transmitted by facsimile, email or other electronic transmission shall be deemed to have the same legal effect and validity as delivery of an originally executed copy of this Certificate, provided that if this Certificate bears a digital or electronic signature as contemplated above and the Corporation is delivering this Certificate by electronic transmission pursuant to this Section 11, then the Corporation represents to the Holder that the electronically transmitted Certificate is the only executed copy to be issued to the Holder by the Corporation.

[Remainder of page intentionally left blank. Signature page follows.]

DocuSign Envelope ID: 9492622E-CA24-4087-BAA0-865C33343A91

IN WITNESS WHEREOF the Corporation has caused this Certificate to be signed by a duly authorized officer.

DATED as of December ___, 2022

TERRASCEND CORP.
Per:
Authorized Signing Officer

Keith Stauffer, CFO

[Signature Page – Warrant Certificate]

SCHEDULE 1

ELECTION TO PURCHASE

TO: TerrAscend Corp.

The undersigned hereby irrevocably elects to exercise the number of Warrants of TerrAscend Corp. for the number of Common Shares (or other property or securities subject thereto) as set forth below:

Payment of Exercise Price

(a)
Number of Warrants to be Exercised: #

(b)
Number of Common Shares to be Acquired: #

(c)
Exercise Price per Common Share: $

(d)
Aggregate Purchase Price [(b) multiplied by (c)] $

and hereby tenders a certified cheque, bank draft or cash for such aggregate purchase price, and directs such Common Shares to be registered and a certificate therefor, if applicable, to be issued as directed below.

The undersigned represents, warrants and certifies as follows (one (only) of the following must be checked):

� (A) the undersigned holder at the time of exercise of the Warrants (i) is not present in the United States, (ii) is not a U.S. Person (as defined under Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act")), (iii) is not exercising the Warrants on behalf of, or for the account or benefit of, a U.S. Person or a person in the United States, (iv) did not acquire the Warrants in the United States or on behalf of, or for the account or benefit of, a U.S. Person or a person in the United States;

(v)
did not receive an offer to exercise the Warrants in the United States; (vi) did not execute or deliver this exercise form in the United States; (vii) is not requesting delivery in the United States of the Common Shares issuable upon such exercise; and (viii) represents and warrants that the exercise of the Warrants and acquisition of the Common Shares occurred in an "offshore transaction" (as defined under Regulation S under the U.S. Securities Act); OR

� (B) the undersigned holder

(i)
is (1) present in the United States, (2) a U.S. Person, (3) a person exercising the Warrants for the account or benefit of a U.S. Person or a person in the United States, or (4) requesting delivery in the United States of the Common Shares issuable upon such exercise, and
(ii)
the undersigned holder has an exemption from the registration requirements of the U.S. Securities Act and all applicable state securities laws available for the exercise of the Warrants, and has delivered to the Corporation a

2

written opinion of U.S. counsel, in form and substance reasonably satisfactory to the Corporation, or such other evidence reasonably satisfactory to the Corporation to that effect; OR

� (C) the undersigned holder is the original purchaser of the Warrants and (a) purchased the Warrants directly from the Corporation pursuant to the terms and conditions of the Offering; (b) is exercising the Warrants solely for its own account or for the account of the original beneficial owner, if any; (c) each of it and any beneficial owner was on the date the Warrants were purchased from the Corporation, and is on the date of exercise of the Warrants, an "accredited investor" within the meaning of Rule 501(a) under the U.S. Securities Act; and (d) all the representations, warranties and covenants agreed upon or made by the Warrantholder during the purchase of the Warrants from the Corporation continue to be true and correct as if duly executed as of the date hereof; OR

� (D) the undersigned holder is the original purchaser of the Warrants and (a) purchased the Warrants directly from the Corporation pursuant to the terms and conditions of the Offering; (b) is exercising the Warrants solely for its own account or for the account of the original beneficial owner, if any, and for whose account such original purchaser exercises sole investment discretion; (c) each of it and any beneficial owner was on the date the Warrants were purchased from the Corporation, and is on the date of exercise of the Warrants, a "qualified institutional buyer" (as that term is used in Rule 144A of the U.S. Securities Act and is also an "accredited investor" that satisfies one or more of the criteria set forth in Rule 501(a) of Regulation D under the U.S. Securities Act); and (d) all the representations, warranties and covenants agreed upon or made by the Warrantholder, or any beneficial purchaser, as the case may be during the purchase of the Warrants from the Corporation continue to be true and correct as if duly executed as of the date hereof.

The undersigned holder understands that unless Box A or Box D above is checked, the certificate representing the Common Shares may be issued in definitive physical certificated form and bear a legend restricting transfer without registration under the U.S. Securities Act and applicable state securities laws unless an exemption from registration is available (as described in the Warrant Certificate and the subscription documents). If Box B above is checked, holders are encouraged to consult with the Corporation in advance to determine that the legal opinion tendered in connection with the exercise will be satisfactory in form and substance to the Corporation. "U.S. Person" and "United States" are as defined under Regulation S under the U.S. Securities Act.

If Box B or Box C is checked, any certificate representing the Common Shares issuable upon exercise of these Warrants will bear an applicable United States restrictive legend.

The undersigned hereby acknowledges that the undersigned is aware that the Common Shares received on exercise may be subject to restrictions on resale under applicable securities legislation. The undersigned hereby further acknowledges that the Corporation will rely upon the confirmations, acknowledgements and agreements set forth herein, and agrees to notify the Corporation promptly in writing if any of the representations or warranties herein ceases to be accurate or complete.

[Remainder of page intentionally left blank. Signature page follows.]

DATED this day of , 20 .

●

Per: Address of Registered Holder

Name of Registered Holder:

SCHEDULE 1

TRANSFER FORM

TO: TerrAscend Corp.

FOR VALUE RECEIVED, the undersigned transferor hereby sells, assigns and transfers unto

(Transferee)

(Address)

of the Warrants registered in the name of the undersigned transferor represented by the attached Certificate.

THE UNDERSIGNED TRANSFEROR HERBY CERTIFIES AND DECLARES that the

Warrants are not being offered, sold or transferred to, or for the account or benefit of, a U.S. person (as defined in Rule 902(k) of Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act")) or a person within the United States unless registered under the U.S. Securities Act and any applicable state securities laws or unless an exemption from such registration is available, subject to the requirements for the transfer of the Warrants as set out in the Warrant Certificate.

DATED this day of , .

Signature of Registered Holder (Transferor)

Print name of Registered Holder

Address

NOTE: The signature on this transfer form must correspond with the name as recorded on the face of the Certificate in every particular without alteration or enlargement or any change whatsoever or this transfer form must be signed by a duly authorized trustee, executor, administrator, curator, guardian, attorney of the Holder or a duly authorized signing officer in the case of a corporation. If this transfer form is signed by any of the foregoing, or any person acting in a fiduciary or representative capacity, the Certificate must be accompanied by evidence of authority to sign.